UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 21, 2025
Date of Report (Date of Earliest Event Reported)

DIAMONDBACK ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Texas Ave.
Suite 100
Midland, Texas 79701
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (432) 221-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FANG	The Nasdaq Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan Agreement

On March 21, 2025 (the “Term Loan Effective Date”), Diamondback Energy, Inc., as guarantor (the “Company”), entered into a Term Loan Credit Agreement with Diamondback E&P LLC, as borrower (the “Borrower”), the lenders named therein and Bank of America, N.A., as administrative agent (the “Term Loan Agreement”). The Term Loan Agreement was entered into in connection with the Company’s pending acquisition (the “Acquisition”) of DE Permian, LLC, a Texas limited liability company, DE IV Combo, LLC, a Delaware limited liability company, and DE IV Operating, LLC, a Texas limited liability company, each of which is a wholly owned subsidiary of Double Eagle IV Midco, LLC (the “Seller”) pursuant to the Securities Purchase Agreement, dated as of February 14, 2025, among the Company, the Borrower and the Seller.

The Term Loan Agreement provides the Borrower with the ability to borrow up to $1.5 billion on an unsecured basis to pay a portion of the cash consideration for the Acquisition and/or pay fees, costs and expenses related thereto.

The availability of the loans under the Term Loan Agreement, which have not yet been funded, is subject to the satisfaction (or waiver) of certain customary conditions set forth therein. The date on which such conditions are satisfied (or waived) is the “Closing Date”. The loans under the Term Loan Agreement will be made in a single borrowing on the Closing Date and will mature and be payable in full on the second anniversary of the Closing Date (or, if the Applicable Margin Election (as defined in the Term Loan Agreement) is made, of the Double Eagle Regulatory Outside Date (as defined in the Term Loan Agreement)).

Borrowings under the Term Loan Agreement will bear interest at a fluctuating rate per annum equal to, at the Borrower’s option, the alternate base rate or the adjusted Term SOFR rate, in each case, plus an applicable margin calculated based on the credit ratings of the Company’s senior, unsecured, long-term debt. The Borrower will also pay to the lenders under the Term Loan Agreement certain customary fees, including undrawn commitment fees accruing from and after the date that is 90 days after the Term Loan Effective Date to but excluding the earlier of the Closing Date and the termination or expiration of the commitments in respect of the Term Loan Agreement, and other fees as set forth therein.

The loans under the Term Loan Agreement may be voluntarily prepaid, and unutilized commitments thereunder may be voluntarily reduced, without penalty, other than customary Term SOFR loan breakage.

The Term Loan Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type, as more fully described in the Term Loan Agreement.

The Term Loan Agreement also contains events of default (subject to grace periods, as applicable), including, among others: nonpayment of principal, interest or fees; breach of covenants; payment default on, or acceleration under, certain other material indebtedness; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; certain unsatisfied judgments; and the occurrence of a change of control.

Revolving Credit Agreement Amendment

On the Term Loan Effective Date, the Company and the Borrower entered into a fifteenth amendment (the “Revolving Amendment”) to the Second Amended and Restated Credit Agreement, dated as of November 1, 2013, with Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto (as amended, supplemented or otherwise modified to the date hereof and as further amended by the Revolving Amendment, the “Revolving Credit Agreement”).

The Revolving Amendment makes consistent the representations and warranties that must be made in the event of future revolving borrowings with the representations and warranties that must be made to fund the loans under the Term Loan Agreement. The interest rate applicable to borrowings under, and the other terms of, the Revolving Credit Agreement remains unchanged following the Revolving Amendment.

The foregoing descriptions of the Term Loan Agreement and the Revolving Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Term Loan Agreement and the Revolving Amendment attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Many of the lenders under the Term Loan Agreement and the Revolving Credit Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries (including in connection with the transactions described in this Form 8-K), for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated as of March 21, 2025, by and among the Company, the Borrower, the lenders parties party thereto, and Bank of America, N.A., as Administrative Agent.

10.2
Fifteenth Amendment to Second Amended and Restated Credit Agreement, dated as of March 21, 2025, by and among the Company, the Borrower, the lenders and other parties party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamondback Energy, Inc.

	By:	/s/ Jere Thompson
Jere Thompson
Executive Vice President and Chief Financial Officer
Dated: March 21, 2025